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EXHIBIT 10.17

Executive Incentive Plan

 2002

CONFIDENTIAL

        The information contained herein is the sole and exclusive property of IHOP Corp. It is only for the use of participants in the 2002 Executive Incentive Plan and may not be copied, distributed or shared with anyone without prior written consent of an officer of IHOP Corp.

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Effective Date

        The Executive Incentive Plan is effective January 1, 2002 and supersedes all previously implemented plans.

Modification of the Plan

        IHOP Corp. and its subsidiaries reserve the right to modify, terminate or make exceptions to the Executive Incentive Plan ("Plan") at any time without prior notice. The Plan will be reviewed on an annual basis allowing for updates or revisions to be considered. The Plan and this Plan Document do not constitute or imply an employment contract, and participants accrue no interest, right or any benefit in the Plan, except as specifically set forth in this document.

Eligibility

        The Plan includes the Chairman of the Board, President, Vice Presidents, and all director level reports to the Vice President, President, or CEO/Chairman, including legal counsels of IHOP Corp. and its subsidiaries; except those otherwise covered by another plan. Participants must be actively employed with IHOP Corp. and its subsidiaries through the end of the applicable year of the incentive plan. The Company's Plan Year is based on IHOP's fiscal year. The last day worked is the last day an employee is considered active. In the case of termination, vacation or other payments can not be used to extend the last day worked.

        NOTE: All information determining an employee's position and location will be retrieved from the HRIS system. Therefore, it is imperative that information regarding changes in employee status, position, and location are received by the Personnel Records Department in a timely manner.

New Hires/Re-Hires

        Incentive eligibility begins with the first complete calendar month worked in an eligible position. If the participant begins work on the first calendar or workday of the month, they will be credited for a whole month worked. However, if the participant begins work on any calendar or workday other than the first, he/she will not be entitled to receive an incentive for that month.

Promotions/Demotions/Position Change

        Transferring from a non-eligible position to an eligible position:    Any employee transferred from a non-eligible position to an eligible position during the incentive period will have an incentive based on the number of whole months worked in the incentive period. If the participant is promoted on the first calendar or workday of the month, credit will be for a full month worked. The effective date of the promotion will be used to determine the number of whole months worked. Eligibility begins with the first full month in the eligible position.

        Transferring from an eligible position to another:    When an employee is transferred from one eligible position to another, that month's incentive will be based on the prior position providing that the transfer occurred after the 15th of the month. When a transfer occurs on or before the 15th of the month, that month's incentive will be based on the new position.

        Transferring from an eligible position to a non-eligible position:    When an employee is transferred from an eligible position to a non-eligible position, that month's incentive will be based on the prior eligible position until the first whole month in the new position begins. Once the first whole month in the new position begins, the participant is no longer eligible for this Plan.

Short-Term or Long-Term Disability, Workers' Compensation and other Leaves of Absence

        Any participant on leave of absence or otherwise not actively working during the incentive period may be eligible for a prorated incentive excluding the period on leave. The date the leave is effective and the date ending leave will be used to calculate the number of whole months worked in the incentive period. If an employee works through the end of the incentive period and then goes out on leave they will be paid the incentive when it is regularly paid. If an employee does not work through the last day of the incentive period the incentive will not be paid out until they return from LOA.

Termination Due to Death or Retirement

        Any incentive earned will be prorated for the incentive period based upon the actual number of whole months worked and paid simultaneously with the normal distribution of incentives.

Plan Description

        The Executive Incentive Plan is an annual incentive based on Corporate Performance and the achievement of specific individual business objectives of the participants. Division Vice President's incentive is based on Division Performance in addition to the components listed above. All plan components are explained in detail in the paragraphs below.

Determining Incentive

        The incentive award is a percentage of base salary which is dependent on the position of the participant (see "Incentive Allocation Table"). The Target Payout % multiplied by the participant's base salary on the last day of the fiscal year is the Target Incentive in dollars. Any eligible participant that is not an Officer will have an incentive based on the Directors Target Payout as a percentage of base salary. The incentive weighting for the Chairman of the Board and the President is solely based on Corporate Performance (EPS). The incentive weighting for Vice Presidents is 30% Individual Business Objectives and 70% Corporate Performance (EPS). The incentive weighting for Division Vice Presidents is 30% Individual Business Objectives, 35% Corporate Performance (EPS), and 35% Division Performance (see Division Sales & Profit Payout Matrix). The incentive weighting for Directors is 40% Individual Business Objectives and 60% Corporate Performance (EPS).

INCENTIVE ALLOCATION TABLE

	CHAIRMAN OF THE BOARD	PRESIDENT	VICE PRESIDENTS	DIRECTORS
TARGET PAYOUT AS A % OF BASE SALARY	60%	60%	35%	20%

Incentive Payout Calculation

        The incentive payout is based solely on performance, therefore no limiting factors will be used in calculating the incentive. The Level of Performance is always based on the last whole cent or percentage actually achieved (See Incentive Calculation Scenarios for calculation examples).

Corporate Performance

        The Corporate Performance is based on EPS (Earnings Per Share) excluding budgeted bonus calculated using the budgeted weighted shares outstanding. Refer to the "Corporate Performance (EPS) Payout Matrix" to determine the incentive achieved for the Company portion of the incentive. There is no cap on the payout matrix. For every two cents in EPS achieved over 2.36, the payout increases by 10% (See Incentive Calculation Scenarios for calculation examples).

Corporate Performance (EPS) Payout Matrix
(No Cap)

EPS	EPS Excluding budgeted bonus	Incentive Payout (as percent of target)
2.05—2.06	2.12—2.13	50
2.07—2.08	2.14—2.15	60
2.09—2.10	2.16—2.17	70
2.11—2.12	2.18—2.19	80
2.13—2.14	2.20—2.21	90
2.15—2.16	2.22—2.23	100
2.17—2.18	2.24—2.25	110
2.19—2.20	2.26—2.27	120
2.21—2.22	2.28—2.29	130
2.23—2.24	2.30—2.31	140
2.25—2.26	2.32—2.33	150
2.27—2.28	2.34—2.35	160
2.29—2.30	2.36—2.37	170
2.31—2.32	2.38—2.39	180
2.33—2.34	2.40—2.41	190
2.35—2.36	2.42—2.43	200
Each .02 over 2.36	Each .02 over 2.43	Additional 10%

If there are any major changes in Corporate direction, budgets, or target, the Payout Matrix would be re-evaluated with Board/Compensation Committee approval.

Individual Business Objectives (IBOs)

        Each Vice President, Division Vice President, and Director who participates in the plan sets individual business objectives in conjunction with his or her immediate supervisor in December of each year. During this process challenging, measurable objectives that significantly impact the Company business objectives are to be mutually determined. No Vice President or Director will have more than three IBOs without approval by the President. After the fiscal year, a percentage of achievement is then established by the immediate supervisor and approved by the President. This amount is used to determine the Individual Business Objectives portion of the annual payout. If EPS is less than 2.05, there will be no payout for Individual Business Objectives, regardless of individual achievement level. (See Incentive Calculation Scenarios for calculation examples.

        In addition to the calculated individual portion of the incentive, an award may be granted at the discretion of the President to individuals exceeding expected levels of performance.

Division Performance (Division Vice Presidents Only)

        The Division Performance is based on actual sales and profit achievement versus flex budget. The President will approve all changes to the flex budget. The sales portion is actual sales achieved v. flex budget for both Company and Franchise units and is weighted at 50% of the Division Performance portion. The profit portion is actual profit achieved v. flex budget for Company units and is weighted at 50% of the Division Performance portion. Refer to the "Division Sales & Profit Payout Matrix" to determine the incentive achieved for the Division portion of the incentive payout. If EPS is less than 2.05, there will be no payout for the Division Performance portion of the incentive. (See Incentive Calculation Scenario # 3 for calculation examples.)

Division Sales & Profit Payout Matrix

Sales Achieved v. Flex Budget and Profit Achieved v. Flex Budget	% of Incentive Achieved
Less than 95.0%	0%
95.0—95.9%	50.0%
96.0—96.9%	60.0%
97.0—97.9%	70.0%
98.0—98.9%	80.0%
99.0—99.9%	90.0%
100.0—100.9%	100.0%
101.0—101.9%	105.0%
102.0—102.9%	110.0%
103.0—103.9%	115.0%
104.0—104.9%	120.0%
105.0—105.9%	125.0%
106.0—106.9%	130.0%
107.0—107.9%	135.0%
108.0%—108.9%	140.0%
Each % over 108.9%	Additional 5%

Payment Distribution

        Incentive payouts will be distributed within 90 days following the close of the fiscal year for which the incentive was earned. Payouts will be paid in a separate check from the regular payroll check, and are subject to normal withholding deductions.

Plan Administration

        The Executive Incentive Plan is administered by the IHOP Human Resources Department. This Plan Document and its provisions regulate all plan guidelines and participant eligibility. Any exception must be submitted in writing to the Human Resources Department and must be approved by the President.

INCENTIVE CALCULATION SCENARIOS

Example #1: Low Individual Achiever & Low Corporate Performance (EPS)

        Assume a Vice President has a Base Salary of $200,000.

Individual Component

        The Individual Performance (IBOs) were reviewed and found that 2 out of 3 goals were achieved. The Individual Component is thus 67%.

Company Component

        The Corporate Performance is $2.20 EPS (Earnings Per Share) excluding budgeted bonus calculated using the budgeted weighted shares outstanding. Therefore, the Incentive Achieved is 90% for the Company Component (see "Corporate Performance (EPS) Payout Matrix" on page 4 of the Plan).

Step # 1—Target Payout

Base Salary	×	Target Payout %	=	Target Payout
$200,000	×	(35%)	=	$70,000

Step # 2—Individual Payout

Individual Component	x	Weighted as 30% of Target Payout	=	Individual Payout
67%	x	(30% × $70,000)	=	$14,070

Step # 3—Corporate Performance (EPS) Payout

Corporate Component EPS	x	Weighted as 70% of Target Payout	=	Corporate Performance (EPS) Payout
90%	x	(70% × $70,000)	=	$44,100

Step # 4—Incentive Payout

Individual Payout	+	Corporate Performance (EPS) Payout	=	Incentive Payout
$14,070	+	$44,100	=	$58,170

Example #2: High Individual Achiever & High Corporate Performance (EPS)

        Assume a Director has a Base Salary of $100,000.

Individual Component

        The Individual Performance (IBOs) were reviewed and found 3 out of 3 goals were achieved. The Individual Component is thus 100%.

Company Component

        The Corporate Performance (EPS) is $2.35 EPS (Earnings Per Share) excluding budgeted bonus calculated using the budgeted weighted shares outstanding. Therefore, the Incentive Achieved is 160% for the Company Component (see "Corporate Performance (EPS) Payout Matrix" on page 4 of the Plan).

Step # 1—Target Payout

Base Salary	×	Target Payout %	=	Target Payout
$100,000	×	(20%)	=	$20,000

Step # 2—Individual Payout

Individual Component	x	Weighted as 40% of Target Payout	=	Individual Payout
100%	x	(40% × $20,000)	=	$8,000

Step # 3—Corporate Performance Payout

Company Component	x	Weighted as 60% of Target Payout	=	Corporate Performance (EPS) Payout
160%	x	(60% × $20,000)	=	$19,200

Step # 4—Incentive Payout

Individual Payout	+	Corporate Performance (EPS) Payout	=	Incentive Payout
$8,000	+	$19,200	=	$27,200

Example #3: High Individual, Corporate (EPS), and Division Performance.

        Assume a DVP has a Base Salary of $180,000.

Individual Component

        The Individual Performance (IBOs) were reviewed and found 3 out of 3 goals were achieved. The Individual Component is thus 100%.

Company Component

        The Corporate Performance (EPS) is $2.34 EPS (Earnings Per Share) excluding budgeted bonus calculated using the budgeted weighted shares outstanding. Therefore, the Incentive Achieved is 160% for the Company Component (see "Corporate Performance (EPS) Payout Matrix" on page 4 of the Plan).

Division Component

        Division performance is 102% of Flex Sales Budget and 104% of Flex Profit Budget. (see "Division Sales & Profit Payout Matrix" on page 5 of the Plan).

Step # 1—Target Payout

Base Salary	×	Target Payout %	=	Target Payout
$180,000	×	(35%)	=	$63,000

Step # 2—Individual Payout

Individual Component	x	Weighted as 30% of Target Payout	=	Individual Payout
100%	x	(30% × $63,000)	=	$18,900

Step # 3—Corporate Performance (EPS) Payout

Company Component	x	Weighted as 35% of Target Payout	=	Company Target
160%	x	(35% × $63,000)	=	$35,280

Step # 4—Division Sales Payout at 102%

Division Component	x	Weighted as 50% of 35% of Target Payout	=	Division Sales Payout
110%	x	(17.5% × $63,000)	=	$12,128

Step # 5—Division Profit Payout at 104%

Division Component	x	Weighted as 50% of 35% of Target Payout	=	Division Profit Payout
120%	x	(17.5% × $63,000)	=	$13,230

Step # 6—Incentive Payout

Individual Payout	+	Company Payout	+	Division Sales Payout	=	Division Profit Payout	=	Incentive Payout
$18,900	+	$35,280	+	$12,128	+	$13,230	=	$79,538

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EXHIBIT 10.17
Executive Incentive Plan
INCENTIVE CALCULATION SCENARIOS